Consent of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
AllianceBernstein International Growth Fund, Inc.:

We consent to the use of our report, incorporated herein by reference, dated August 24, 2007, for the AllianceBernstein International Growth Fund, Inc. (the "Fund") as of June 30, 2007 and to the references to our firm under the headings "INFORMATION ABOUT THE FUNDS - Other Service Providers", "EXPERTS" and "APPENDIX K FINANCIAL HIGHLIGHTS" in the Prospectus to the Fund's Registration Statement on Form N-14.


                                                     /s/ KPMG LLP

New York, New York
May 22, 2008